Exhibit 10.1

[Gap Inc. Letterhead]

February 1, 2015

Sabrina Simmons

Dear Sabrina:

This agreement confirms the terms of your retention bonus:

Contingent on your signature below, you will receive a bonus of $1,000,000 within thirty days of the date of this agreement. This bonus will be processed as supplemental income and is subject to supplemental taxes. In the event you voluntarily terminate your employment or your employment is terminated For Cause (as defined below), you will be required to repay within ninety (90) days of your last day of employment 100% of this bonus if the termination occurs prior to February 1, 2016 and 50% of this bonus if the termination occurs from February 1, 2016 through January 31, 2017. The term “For Cause” shall mean a good faith determination by the Company that your employment be terminated for any of the following reasons:  (1) indictment, conviction or admission of any crimes involving theft, fraud or moral turpitude; (2) engaging in gross neglect of duties, including willfully failing or refusing to implement or follow direction of the Company; or (3) breaching Gap Inc.’s policies and procedures, including but not limited to the Code of Business Conduct.

You understand that your employment is “at-will”.  This means that you do not have a contract of employment for any particular duration or limiting the grounds for your termination in any way.  You are free to resign at any time.  Similarly, Gap Inc. is free to terminate your employment at any time for any reason.  The only way your at-will status can be changed is through a written agreement with Gap Inc., signed by an officer of Gap Inc.

In the event that there is any dispute over the terms, enforcement or obligations in this agreement, the prevailing party shall be entitled to recover from the other party reasonable attorney fees and costs incurred to enforce this agreement.

Yours sincerely,

/s/ Art Peck
Art Peck
Chief Executive Officer, Gap Inc.

Confirmed this 3rd day of February, 2015

/s/ Sabrina Simmons
Sabrina Simmons